Exhibit 99.2

ACUITY BRANDS LIGHTING, INC.

Exchange Offer
to holders of its

6.00% Senior Notes due 2019

NOTICE OF GUARANTEED DELIVERY

As set forth in (i) the Prospectus, dated          , 2010 (the “Prospectus”), of Acuity Brands Lighting, Inc. (the “Issuer”) and Acuity Brands, Inc. and ABL IP Holding LLC (together, the “Guarantors”) under “The Exchange Offer — Exchange Offer Procedures” and (ii) the Letter of Transmittal (the “Letter of Transmittal”) relating to the offer by the Issuer and the Guarantors to exchange up to $350,000,000 in principal amount of the Issuer’s new 6.00% Senior Notes due 2019 for $350,000,000 in principal amount of the Issuer’s 6.00% Senior Notes due 2019 (the “Old Notes”), which Old Notes were issued and sold in transactions exempt from registration under the Securities Act of 1933, as amended, this form or one substantially equivalent hereto must be used to accept the offer of the Issuer and the Guarantors if: (i) certificates for the Old Notes are not immediately available or (ii) time will not permit all required documents to reach the Exchange Agent (as defined below) on or prior to the expiration date of the Exchange Offer (as defined below and as described in the Prospectus). Such form may be delivered by telegram, facsimile transmission, mail or hand to the Exchange Agent.

To: Wells Fargo Bank, National Association (the “Exchange Agent”)

By Facsimile (for Eligible Institutions Only):
612-667-6282
Attn. Bondholder Communications

Confirm by Telephone:
800-344-5128

By Registered or Certified Mail:	By Regular Mail or Overnight Courier:	In Person by Hand Only:
WELLS FARGO BANK, N.A. Corporate Trust Operations MAC N9303-121 PO Box 1517 Minneapolis, Minnesota 55480	WELLS FARGO BANK, N.A. Corporate Trust Operations MAC N9303-121 Sixth & Marquette Avenue Minneapolis, MN 55479	WELLS FARGO BANK, N.A. 12th Floor — Northstar East Building Corporate Trust Operations 608 Second Avenue South Minneapolis, MN 55479

For information on other offices or agencies of the Exchange Agent where Old Notes may be presented for exchange, please call the telephone number listed above.

Delivery of this instrument to an address other than as set forth above or as indicated upon contacting the Exchange Agent at the telephone number set forth above, or transmittal of this instrument to a facsimile number other than as set forth above or as indicated upon contacting the Exchange Agent at the telephone number set forth above, does not constitute a valid delivery.

Notwithstanding anything contained in this Notice of Guaranteed Delivery or in the related Letter of Transmittal, tenders can only be made through ATOP by DTC participants and Letters of Transmittal can only be accepted by means of an Agent’s Message.

Ladies and Gentlemen:

The undersigned hereby tenders to the Issuer and the Guarantors, upon the terms and conditions set forth in the Prospectus and the Letter of Transmittal (which together constitute the “Exchange Offer”), receipt of which are hereby acknowledged, the principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedure described in the Prospectus under the caption “The Exchange Offer — Guaranteed Delivery Procedures” and the Letter of Transmittal.

All the authority herein conferred or agreed to be conferred in this Notice of Guaranteed Delivery and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive the death or incapacity of, the undersigned.

Sign Here

Principal Amount of Old Notes Tendered:	Signature(s):

Certificate Nos. (if available):

Please Print the Following Information

Name(s):
Total Principal Amount Represented by Old Notes Certificate(s):

Address(es):

Account Number:

Area Code and Tel. No(s).:

Name(s) in which Old Notes Registered:

Date:

Must be signed by the holder(s) of Outstanding Notes as their names(s) appear(s) on certificates for Outstanding Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

GUARANTEE

The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized signature medallion program approved by the Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Medallion Program (MSP), or any other “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees delivery to the Exchange Agent of certificates tendered hereby, in proper form for transfer, or delivery of such certificates pursuant to the procedure for book-entry transfer, in either case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof) and any other required documents, is being made within three New York Stock Exchange trading days after the date of execution of a Notice of Guaranteed Delivery of the above-named person.

Name of Firm:

Authorized Signature:

Number and Street or P.O. Box:

City:	State: Zip Code:

Area Code and Tel. No.:

Dated:

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